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                                                                   EXHIBIT 16.1


March 27, 1998

Mr. David E. Grose
VP-Finance and Chief Financial Officer
Bayard Drilling Technologies, Inc.
4005 Northwest Expressway, Suite 550E
Oklahoma City, Oklahoma 73116


Dear Mr. Grose:

We have read the information in Item 9, "CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE", contained in the Company's Form 10-K for the year ended December 31, 1997 and agree with the statements contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP